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                       SECURITIES AND EXCHANGE COMMISSION
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                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                                 --------------

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                February 15, 2001


                             NORTEL NETWORKS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





          CANADA                        000-30758                62-12-62580
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)







8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                L6T 5P6
-----------------------------------------------------                -------
    (address of principal executive offices)                        (Zip code)





Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5. OTHER EVENTS

On February 15, 2001, Nortel Networks Corporation issued a press release announcing new guidance for Nortel Networks Corporation's financial performance for fiscal year and first quarter 2001. Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary.

Nortel Networks Corporation stated that due to a faster and more severe economic downturn in the United States (including longer than expected delays in spending by United States customers) that it anticipates will continue late into the fourth quarter of 2001, it now expects a slower overall market growth of approximately 10 percent in 2001. Nortel Networks Corporation now expects growth in revenues and earnings per share from operations in 2001 over 2000 of 15 percent and 10 percent, respectively. For the first quarter of 2001, Nortel Networks Corporation expects revenues of US$6.3 billion and a loss per share from operations of US$0.04 on a diluted basis. Net earnings (loss) from operations applicable to common shares is defined as reported net earnings
(loss) applicable to common shares before "Acquisition Related Costs" (in-process research and development expense, and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation from acquisitions and divestitures, and one-time gains and charges.

In light of the current environment, Nortel Networks Corporation plans to immediately step up its initiatives to optimize profitability and drive efficiencies in its business by further streamlining operations and activities that are not aligned with its core markets and leadership strategies. Nortel Networks Corporation now estimates that there will be a reduction in 2001 of approximately 10,000 from the number of employees at December 31, 2000 through these streamlining and realignment activities. Approximately 6,000 of these employees have been addressed.

Certain statements included in this report are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry; the uncertainties of the Internet; stock market volatility; the ability to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; and the impact of increased provision of customer financing. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant and Nortel Networks Corporation with the United States Securities and Exchange Commission. The Registrant and Nortel Networks Corporation disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NORTEL NETWORKS LIMITED

                                     By:       /s/ NICHOLAS J. DEROMA
                                           -----------------------------------
                                           Nicholas J. DeRoma
                                           Chief Legal Officer

                                     By:       /s/ BLAIR F. MORRISON
                                           -----------------------------------
                                           Blair F. Morrison
                                           Assistant Secretary
Dated:  February 16, 2001



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